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                                                                    EXHIBIT 99.1

                                  [INDUS LOGO]


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FOR IMMEDIATE RELEASE

CONTACTS:
Indus International Inc.                              Arista PR Inc.
Gary Frazier, (770) 989-4188                          Ris Cowan, (770) 486-9501
gary.frazier@indus.com                                rcowan@aristapr.com


             INDUS SOLIDIFIES SERVICE DELIVERY MANAGEMENT LEADERSHIP WITH ACQUISITION OF LEADING FIELD SERVICE SOFTWARE FIRM

             Addition of Wishbone Systems Solutions Broadens Appeal
                  of Indus SDM Offerings to Multiple Industries

ATLANTA, JANUARY 21, 2004 - Indus International Inc. (NASDAQ: IINT), a leading provider of Service Delivery Management (SDM) solutions, today announced that it has entered into a definitive agreement to acquire Wishbone Systems Inc., a leading provider of workforce management (WFM) and optimization software. The acquisition will further solidify the company's leadership in the SDM market, making Indus the only company offering a comprehensive suite of best-in-class customer information systems/customer relationship management (CIS/CRM), enterprise asset management (EAM) and workforce management solutions.

More than 150 organizations, most of which are Fortune 1,000 companies, use Wishbone Systems' leading workforce management solutions. Its worldwide user base includes companies in diverse industries such as cable, finance, high-tech, manufacturing, medical, pharmaceuticals, power, transportation, utilities and wireless. For a partial list of these companies, visit the Wishbone Website at: http://www.wishbonesystems.com/customers.htm

Indus agreed to acquire Wishbone for approximately $6.65 million in cash, subject to certain purchase price adjustments contained in the definitive agreement. Indus will account for the acquisition as a purchase and expects to complete the acquisition in January.

"The acquisition of Wishbone Systems complements our core strategy for implementing service delivery management, which expands the traditional definition of asset management to include resources other than physical assets -- such as a client's customers, workforce, spare parts




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                                       Indus to Acquire Wishbone Systems, page 2



inventory, tools and documentation," said Indus Chairman and Chief Executive Officer Tom Madison. "Helping clients to collectively manage these `assets' creates tremendous value in terms of cost savings and improved customer satisfaction by optimizing the critical interactions between the customer, the physical assets and the workforce."

"Wishbone Systems' customer base is complementary to that of Indus, comprising numerous organizations in our core markets such as utilities and in the broader business-to-business and business-to-consumer sectors such as telecommunications and information technology," added Indus President and Chief Operating Officer Greg Dukat. "As a result, the acquisition will not only complete our comprehensive SDM solution; it will also offer a huge opportunity for cross-selling our customer, asset and workforce management solutions to existing customers."

Industry experts agree that there is a growing market opportunity for comprehensive service management solutions, as these solutions can provide a competitive differentiator for organizations over the next few years. According to a recent Gartner report, "The view of customer service as a separate business function will evolve into a view of service as an integral part of key business processes." The report further stated, "By 2007, an enterprise's skill in leveraging and integrating its communications tools into key business processes and workflows will be a competitive differentiator (0.8 probability). ... From
2004 to 2007, enterprises that have prioritized investments in customer service and support optimization will grow their market share 10 percent to 35 percent over the industry average (0.7 probability)."(1)

With the addition of Wishbone Systems, Indus' SDM solutions will offer a comprehensive suite of applications designed to address all facets of the service supply chain -- from optimized workforce management, to expanded Web and wireless communication channels, to critical enterprise reporting and metrics utilities. The company's Wishbone ServiceSuite(TM) includes a number of innovative features which will make core enhancements to Indus' SDM solution, including a robust workforce optimization module, a Web-based order entry and management module, a real-time graphical intelligence portal for dispatchers, interactive wireless applications and a powerful executive dashboard.

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(1) "Predicts 2004: Customer Service, From Function to Process." Gartner.
December 5, 2003. Esteban Kolsky, Michael Maoz, Wendy S. Close, Alexa Bona, Bern Elliot, Kris Brittain



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                                       Indus to Acquire Wishbone Systems, page 3



"Like Indus, Wishbone Systems recognizes that a company's service value chain is only as effective as its ability to deploy the right people, at the right time, with the right materials," said Wishbone Systems President and CEO Ashok Samuel. "Therefore, our Wishbone ServiceSuite gives clients the power to optimize resources in real-time, enabling them to service customers to the highest standards and at the lowest possible cost. Combined with Indus CIS/CRM and EAM solutions, Wishbone ServiceSuite will provide a comprehensive service delivery management system that is unparalleled in its ability to maximize fulfillment capacity, minimize costs and ensure the highest levels of quality."

Based on open industry standards, the ServiceSuite software will also enable seamless integration to legacy operational and financial systems. In addition, the modular architecture of the ServiceSuite software will allow clients to implement only the functionality required for their specific needs and add modules as their requirements grow. Consequently, Indus customers around the globe will be able to leverage Indus SDM solutions and realize the huge opportunity to provide performance-based service contracts or optimize their `service network,' facilitating improved performance for their internal maintenance personnel as well as third-party service providers.

TELECONFERENCE SCHEDULED

A teleconference and simultaneous Webcast will be held at 8:30 a.m. Eastern Time on Thursday, January 22, 2004, to provide further details regarding the planned acquisition. Those wishing to access the call may do so over the Internet via the Company's Website (http://investor.indus.com), or via telephone by dialing 973-582-2785. Those listening via the Internet should go to the site 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available through 5:00 p.m. (Eastern) Tuesday, January 27, by dialing (877) 519-4471 (international callers dial (973) 341-3080) and entering reservation number 4444074; or by going to the Company's Website (http://investor.indus.com).

ABOUT WISHBONE SYSTEMS INC.

Wishbone Systems Inc. is a leading provider of service process field service management software providing real-time optimization to service supply chains, for service personnel and parts inventory management, delivering savings through efficient management of human capital

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                                       Indus to Acquire Wishbone Systems, page 4



and material resources. Their software products optimize operational productivity while leveraging existing business system infrastructures. Wishbone Systems has implemented high-volume, scalable and flexible solutions in more than 175 global 1000 organizations. Wishbone Systems was founded in 1993 and has its headquarters in Englewood Cliffs, New Jersey. For more information on Wishbone Systems, visit the Website at: http://www.wishbonesystems.com

ABOUT INDUS INTERNATIONAL

Indus International provides breakthrough value to its clients by delivering ActionPoint Management, a business improvement program which delivers all the information needed by an end user to make the best decision possible at the point where that decision is made. Indus asset and customer management software products, professional services and hosted service offerings improve our clients' profitability by reducing costs, increasing capacity and competitiveness, improving service to their customers, facilitating billing for services and ensuring regulatory compliance. Indus asset management solutions are used by more than 300,000 end users in more than 40 countries and diverse industries -- including manufacturing, utilities, telecommunications, government, education, transportation, facilities and property management, consumer packaged goods and more. And, Indus customer management products and services are used by nearly 200 customers to support more than 70 million utility accounts worldwide. For more information, visit our Website at http://www.indus.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains statements, estimates or projections, that are not historical in nature and that may constitute "forward-looking statements" as defined under U.S. federal securities laws. These statements include, but are not limited to, the timing of, and ability of the parties to consummate, the acquisition, the synergies resulting from the acquisition, the benefits of the combined Indus and Wishbone Systems solutions, and the benefits of the Company's business strategy. These statements, which speak only as of the date given, are subject to certain risks and uncertainties that could cause actual results to differ materially from our Company's historical experience and our present expectations or projections. These risks include, but are not limited to, the successful completion and integration of the acquisition of Wishbone Systems, including the challenges inherent in diverting the Company's management attention and resources from other strategic matters and from operational matters, the successful rationalization of the Wishbone Systems business and products, current market conditions for Indus and Wishbone Systems products and services, Indus' ability to achieve growth in its core product offerings and the combined Indus/Wishbone Systems offerings, Indus' ability to achieve projected revenues and earnings, market acceptance and the success of Indus' and Wishbone Systems products, the success of the Company's product development strategy, Indus' competitive position, the ability to enter into new partnership arrangements and to retain existing partnership arrangements, timely development and introduction of new products, releases and product enhancements, current economic conditions, heightened security and war or terrorist acts in countries of the world that affect the Company's business, and other risks identified from time-to-time in the Company's SEC filings. Investors are advised to consult the Company's filings with the SEC, including its 2004 Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q for a further discussion of these and other risks. Financial results for any period are not necessarily an indication of the results that may be expected for any future period. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

Indus is a trademark of Indus International, Inc. Other company and product names may be trademarks of the respective companies with which they are associated.

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